Exhibit 99.1

Joint Filing Agreement

The undersigned hereby agree that the Statement on Schedule 13G dated March 1, 2019 with respect to the Common Stock, $0.001 par value of Catalyst Biosciences, Inc., and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: March 1, 2019

CCUR HOLDINGS, INC.

By:	/s/ Wayne Barr, Jr.
	Name:	Wayne Barr, Jr.
	Title:	CEO, President and Executive Chairman

JDS1, LLC

By:	/s/ Julian Singer
	Name:	Julian Singer
	Title:	Managing Member

ACTINIUM CAPITAL, LP

By:	Actinium Capital GP LLC, its general partner

By:	/s/ Julian Singer
	Name:	Julian Singer
	Title:	Managing Member

ACTINIUM CAPITAL GP LLC

By:	/s/ Julian Singer
	Name:	Julian Singer
	Title:	Managing Member

/s/ Wayne Barr, Jr.
Wayne Barr, Jr.

/s/ David S. Oros
David S. Oros

/s/ Erik Oros
ERIK Oros

/s/ Julian Singer
Julian Singer